Exhibit 99.1

NEWS FROM          ESCO TECHNOLOGIES

For more information contact:	For media inquiries:
Kate Lowrey	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES FISCAL 2010 FOURTH QUARTER RESULTS;
REPORTS RECORD FOURTH QUARTER SALES AND EARNINGS

ST. LOUIS, November 11, 2010 – ESCO Technologies Inc. (NYSE: ESE) today reported its operating results for the fourth quarter and fiscal year ended September 30, 2010.
EPS is presented from “Continuing Operations” and “Discontinued Operations”. Fiscal 2009 discontinued operations include the results of Comtrak which was sold in March 2009.

Fourth Quarter 2010 Summary

•	Net sales were a record $207.9 million, an increase of $38.5 million, or 22.7 percent, over Q4 2009 sales of $169.4 million;
•	Sequentially, Q4 2010 net sales increased $50.3 million, or 31.9 percent, over Q3 2010 sales of $157.6 million;
•	Earnings before income taxes were $36.6 million, representing a 54-percent increase over Q4 2009 earnings before income taxes of $23.8 million;
•	The effective tax rate in Q4 2010 was 34.8 percent, contrasted with 8.5 percent in Q4 2009. The 2009 tax rate reflected the favorable settlement of uncertain tax positions.
•	EPS was $0.89 per share, an increase of $0.07 per share over Q4 2009 EPS of $0.82 per share. The lower tax rate in 2009 positively impacted 2009’s EPS by $0.19 per share.
•	Sequentially, Q4 2010 EPS increased $0.34 per share, or 61.8 percent, over Q3 2010 EPS of $0.55 per share;
•	Net cash provided by operating activities was $51.1 million during Q4 2010; and
•
Entered orders were $161.8 million in the quarter, bringing 2010 total orders to a record $668.8 million, resulting in an annual book-to-bill ratio of 1.1x and firm backlog of $360.6 million at September 30, 2010.

Chairman’s Commentary

Vic Richey, Chairman and Chief Executive Officer, commented, “I am extremely pleased with our fourth quarter results as we showed meaningful growth on all operating fronts compared to our 2009 fourth quarter. We continue to focus on sales growth and executing our operating plan, and again demonstrated our success in the fourth quarter.
“Fourth quarter sales increased $38.5 million over the prior year primarily driven by Aclara’s strong COOP deliveries and higher international sales. EBIT increased $12.3 million in the fourth quarter as a result of exceptional operating performance in the Utility Solutions Group (USG), especially at Aclara.
“Filtration delivered a 20.6 percent EBIT margin on strong performances from VACCO and PTI. Test reported an EBIT margin of 13.2 percent as the sales volume increased significantly over the prior year. The Utility Solutions Group was clearly the bright spot in the quarter with an EBIT margin of 25.7 percent compared to 22.5 percent in the prior year fourth quarter.
“Coming off our significant nine-month entered orders, I’m very pleased with the $162 million in orders we received in Q4, bringing our total 2010 orders to a record $669 million.
“I’m extremely satisfied with our overall performance in fiscal 2010, especially given the state of today’s challenging global economy. We were able to achieve, and in most cases exceed, our internal operating goals. Our Utility Solutions Group continues to gain momentum, and our ongoing investments in new products and advanced technologies continue to solidify our market position in the fast-growing Smart Grid area. We are fully committed to expanding our product offering and related solutions and being recognized as a leading provider of next generation technologies for the Smart Grid.”

Business Outlook

Statements contained in the preceding and following paragraphs are based on current expectations. Statements that are not strictly historical are considered forward-looking, and actual results may differ materially.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on January 20 to stockholders of record on January 6.

Fiscal Year 2011

Management’s expectations for fiscal year 2011 include the following assumptions and comparisons to fiscal year 2010:
•	Sales are expected to increase approximately 10 to 15 percent, in spite of PG&E’s Gas AMI revenues decreasing approximately $30 million in 2011 as the contract winds down;
•
Incremental investments included in SG&A within the USG segment are expected to be approximately $10 million higher than in 2010. These additional expenditures are related to the development of several new Smart Grid applications, global market expansion initiatives, and pre-deployment costs expected to be incurred in advance of the Southern California Gas Co. (SoCalGas) AMI project;

•	USG margins are expected to decrease due to the incremental investments noted above. However, Filtration and Test segment EBIT margins are expected to increase;
•	GAAP EPS is expected to grow approximately 10 to 15 percent in 2011 in spite of the significant incremental investments being made throughout the USG segment;
•	The 2011 effective tax rate is expected to be approximately 37 percent;
•
Aclara is expected to sign the definitive agreement for the SoCalGas AMI project during mid-fiscal 2011. Only a small amount of SoCalGas revenue is projected during 2011 as the project is expected to ramp up during the second half of the fiscal year; and

•	On a quarterly basis, Management expects 2011 revenues and EPS to be second half weighted, but not as severely as during 2010.

Chairman’s Commentary – 2011

Mr. Richey concluded, “I am very pleased with our sales and EPS outlook for 2011, as well as our significant growth prospects over the next three years. We have a sizeable amount of specific, identifiable growth opportunities that should manifest themselves into orders and sales over that time frame. The significant amount of 2011 sales expected from current backlog provides reasonable visibility into our near-term sales and profit outlook. On the international growth front, our new business opportunities, including the potential expansion of several current deployments over the next few years, is very exciting.
“We expect our near-term growth projections will be led by the largest AMI gas project in North America, supplemented by our international AMI opportunities in Mexico, South America and Asia, and complemented by our expected domestic growth across all three operating segments.
“Our COOP, Gas and Water AMI business opportunities remain very strong, and our market-leading position at Doble should allow us to migrate our domestic success to our targeted international opportunities.
“I remain very optimistic about our current business prospects, including our new product roadmap in USG where we are investing heavily in 2011. I believe this significant investment will pay us back over the next couple of years with meaningful growth opportunities, both domestically and internationally.
“Our commitment remains the same − to achieve our long-term goal of increasing shareholder value.”

Conference Call

The Company will host a conference call today, November 11, at 4 p.m. Central Time, to discuss the Company’s fourth quarter and fiscal year 2010 operating results. A live audio webcast will be available on the Company’s web site at www.escotechnologies.com. Please access the web site at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available for seven days on the Company’s web site noted above or by phone (dial 1-888-203-1112 and enter the pass code 7426884).

Forward-Looking Statements

Statements in this press release regarding the amount and timing of the Company’s expected 2011 revenues, margins, EPS, sales, incremental investments, program management costs, the Company’s 2011 effective tax rate, the likelihood, timing and revenue associated with the anticipated SoCalGas AMI contract, growth opportunities in the future, success in capturing international and domestic AMI opportunities, success of new products and technologies, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009;the success of negotiations between SoCalGas and the Company; changes in requirements of SoCalGas; SoCalGas’ ability to successfully negotiate appropriate terms and conditions with other subcontractors and project participants; financial constraints impacting SoCalGas; the receipt of necessary regulatory approvals pertaining to the SoCalGas project; the success of the Company’s competitors; changes in Federal or State energy laws; the Company’s successful performance of its AMI contracts; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials including steel and copper; worldwide availability of electronic components; delivery delays or defaults by customers; termination for convenience of customer contracts; timing and magnitude of future contract awards; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; changes in laws and regulations including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters; uncertainty of disputes in litigation or arbitration; and the Company’s successful execution of internal operating plans.
ESCO, headquartered in St. Louis, is a proven supplier of special purpose utility solutions for electric, gas, and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation. In addition, the Company provides engineered filtration products to the aviation, space, and process markets worldwide and is the industry leader in RF shielding and EMC test products. Further information regarding ESCO and its subsidiaries is available on the Company’s web site at www.escotechnologies.com.

- tables attached -

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009

Net Sales	$207,925	169,449
Cost and Expenses:
Cost of sales	123,114	99,471
Selling, general and administrative expenses	43,186	38,239
Amortization of intangible assets	2,971	4,835
Interest expense	949	1,489
Other expenses (income), net	1,065	1,620
Total costs and expenses	171,285	145,654

Earnings before income taxes	36,640	23,795
Income taxes	12,743	2,028

Net earnings	$23,897	21,767

Earnings per share:
Basic
Net earnings	$0.90	0.83

Diluted
Net earnings	$0.89	0.82

Average common shares O/S:
Basic	26,486	26,332
Diluted	26,736	26,652

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Year Ended September 30, 2010	Year Ended September 30, 2009

Net Sales	$607,493	619,064
Cost and Expenses:
Cost of sales	361,942	372,351
Selling, general and administrative expenses	157,348	152,397
Amortization of intangible assets	11,633	19,214
Interest expense	3,977	7,450
Other expenses (income), net	2,928	4,480
Total costs and expenses	537,828	555,892

Earnings before income taxes	69,665	63,172
Income taxes	24,819	13,867

Net earnings from continuing operations	44,846	49,305

Earnings from discontinued operations, net of tax benefit of $568	-	135
Loss on sale from discontinued operations, net of tax benefit of $905	-	(32)
Net earnings from discontinued operations	-	103
Net earnings	$44,846	49,408

Earnings per share:
Basic
Continuing operations	1.70	1.88
Discontinued operations	-	-
Net earnings	$1.70	1.88

Diluted
Continuing operations	1.68	1.86
Discontinued operations	-	-
Net earnings	1.68	1.86

Average common shares O/S:
Basic	26,450	26,216
Diluted	26,738	26,560

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Business Segment Information (Unaudited) (Dollars in thousands)

	Three Months Ended September 30,				Year Ended September 30,
	2010		2009		2010		2009

Net Sales
Utility Solutions Group	$123,381		100,621		348,331		374,001
Test	45,274		40,035		138,417		138,345
Filtration	39,270		28,793		120,745		106,718
Totals	$207,925		169,449		607,493		619,064

EBIT
Utility Solutions Group	$31,754		22,617		67,369		62,468
Test	5,992		3,752		12,185		14,134
Filtration	8,086		6,129		19,505		18,056
Corporate	(8,243)	(1)	(7,214)	(2)	(25,417)	(3)	(24,036)	(4)
Consolidated EBIT	37,589		25,284		73,642		70,622
Less: Interest expense	(949)		(1,489)		(3,977)		(7,450)
Earnings before income taxes	$36,640		23,795		69,665		63,172

Note:Depreciation and amortization expense was $5.6 million and $7.6 million for the quarters ended September 30, 2010 and 2009, respectively, and $22.1 million and $30.3 million for the years ended September 30, 2010 and 2009, respectively.

(1) Includes $1.2 million of amortization of acquired intangible assets.

(2) Includes $1.2 million of amortization of acquired intangible assets.

(3) Includes $4.8 million of amortization of acquired intangible assets.

(4) Includes $4.7 million of amortization of acquired intangible assets.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	September 30, 2010	September 30, 2009

Assets
Cash and cash equivalents	$26,508	44,630
Accounts receivable, net	141,098	108,620
Costs and estimated earnings on long-term contracts	12,743	10,758
Inventories	83,034	82,020
Current portion of deferred tax assets	15,809	20,417
Other current assets	17,169	13,750
Total current assets	296,361	280,195

Property, plant and equipment, net	72,563	69,543
Goodwill	355,656	330,719
Intangible assets, net	229,736	221,600
Other assets	19,975	21,630
	$974,291	923,687

Liabilities and Shareholders’ Equity
Current maturities of long-term debt	$50,000	50,000
Accounts payable	59,088	47,218
Current portion of deferred revenue	21,907	20,215
Other current liabilities	55,985	46,552
Total current liabilities	186,980	163,985
Deferred tax liabilities	79,388	78,471
Other liabilities	47,941	33,424
Long-term debt	104,000	130,467
Shareholders’ equity	555,982	517,340
	$974,291	923,687

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) (Dollars in thousands)

Year Ended September 30, 2010
Cash flows from operating activities:
Net earnings	$44,846
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	22,137
Stock compensation expense	4,558
Changes in current assets and liabilities	(10,767)
Effect of deferred taxes	4,059
Other	2,190
Net cash provided by operating activities	67,023

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(32,316)
Change in restricted cash (acquisition escrow)	2,041
Additions to capitalized software	(8,827)
Capital expenditures	(13,438)
Net cash used by investing activities	(52,540)

Cash flows from financing activities:
Proceeds from long-term debt	40,000
Principal payments on long-term debt	(66,467)
Dividends paid	(6,335)
Proceeds from exercise of stock options	767
Other	988
Net cash used by financing activities	(31,047)

Effect of exchange rate changes on cash and cash equivalents	(1,558)

Net decrease in cash and cash equivalents	(18,122)
Cash and cash equivalents, beginning of period	44,630
Cash and cash equivalents, end of period	$26,508

Add

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Other Selected Financial Data (Unaudited) (Dollars in thousands)

Backlog And Entered Orders – Q4 FY 2010	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 6/30/10	$211,334	80,707	114,724	406,765
Entered Orders	65,525	38,900	57,381	161,806
Sales	(123,381)	(45,274)	(39,270)	(207,925)
Ending Backlog – 9/30/10	$153,478	74,333	132,835	360,646

Backlog And Entered Orders – FY 2010	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 9/30/09	$132,376	54,240	112,755	299,371
Entered Orders	369,433	158,510	140,825	668,768
Sales	(348,331)	(138,417)	(120,745)	(607,493)
Ending Backlog – 9/30/10	153,478	74,333	132,835	360,646

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